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As filed with the Securities and Exchange Commission on February 4, 2014

Registration No. 333-193477

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 2
TO

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Envision Healthcare Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	4100 (Primary Standard Industrial Classification Code Number)	45-0832318 (I.R.S. Employer Identification No.)

6200 S. Syracuse Way
Suite 200
Greenwood Village, CO 80111
(303) 495-1200
(Address, including Zip Code, and Telephone Number, including
Area Code, of Registrant's Principal Executive Offices)

Craig A. Wilson, Esq.
Senior Vice President and General Counsel
6200 S. Syracuse Way
Suite 200
Greenwood Village, CO 80111
(303) 495-1200
(Name, Address, including Zip Code, and Telephone Number, including
Area Code, of Agent for Service)

With copies to:
Peter J. Loughran, Esq. Debevoise & Plimpton LLP 919 Third Avenue New York, New York 10022 (212) 909-6000	Jonathan A. Schaffzin, Esq. Stuart G. Downing, Esq. Cahill Gordon & Reindel LLP Eighty Pine Street New York, New York 10005 (212) 701-3000

Approximate date of commencement of proposed sale of the securities to the public:
As soon as practicable after this Registration Statement becomes effective.

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer", "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price Per Share(1)(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)

Common stock, $0.01 par value per share	31,625,000	$34.06	$1,077,147,500	$138,737

(1)
Includes shares/offering price of shares that may be sold upon exercise of the underwriters' option to purchase additional shares.

(2)
This amount represents the proposed maximum aggregate offering price of the securities registered hereunder. These figures are estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended. The price shown is the average of the high and low sale prices for the registrant's common stock on January 17, 2014 as reported on the New York Stock Exchange.

(3)
Previously paid.

          The registrant hereby amends this registration statement on such date or dates as may be necessary to delay the effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

 EXPLANATORY NOTE

          This Amendment No. 2 to the Registration Statement on Form S-1 (Registration No. 333- 193477) is being filed solely for the purpose of re-furnishing Exhibit 101 that was originally furnished with Amendment No. 1 to the Registration Statement on February 3, 2014 as the Interactive Data did not include the full set of data corresponding to the required HTML audited financial information. Accordingly, this Amendment No. 2 consists only of the facing page, this explanatory note and Part II to the Registration Statement.

          No changes are being made to Part I of the Registration Statement by this filing, and therefore it has been omitted.

 PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13.    Other Expenses of Issuance and Distribution.

          The following table sets forth the estimated expenses payable by us in connection with the sale and distribution of the securities registered hereby, other than underwriting discounts or commissions. All amounts are estimates except for the SEC registration fee and the Financial Industry Regulatory Authority filing fee.

SEC Registration Fee	$138,737
FINRA Filing Fee	$162,073
Printing Fees and Expenses	$275,000
Accounting Fees and Expenses	$125,000
Legal Fees and Expenses	$750,000
Transfer Agent Fees and Expenses	$5,000
Miscellaneous	$650,000

Total:	$2,105,810

ITEM 14.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

Delaware General Corporation Law

          Envision Healthcare Holdings, Inc. is incorporated under the laws of the state of Delaware.

          Section 145(a) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful.

          Section 145(b) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.

          Section 145(c) of the DGCL provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 of the DGCL, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

          Section 145(e) of the DGCL provides that expenses (including attorneys' fees) incurred by an officer or director of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145 of the DGCL. Such expenses, including attorneys' fees, incurred by former directors and officers or other employees and agents of the corporation or by persons serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

          Section 145(g) of the DGCL specifically allows a Delaware corporation to purchase liability insurance on behalf of its directors and officers and to insure against potential liability of such directors and officers regardless of whether the corporation would have the power to indemnify such directors and officers under Section 145 of the DGCL.

          Our amended and restated certificate of incorporation will contain provisions permitted under the DGCL relating to the liability of directors. These provisions will eliminate a director's personal liability for monetary damages resulting from a breach of fiduciary duty, except in circumstances involving:

  •
  any breach of the director's duty of loyalty;

  •
  acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law;

  •
  under Section 174 of the DGCL (unlawful dividends); or

  •
  any transaction from which the director derives an improper personal benefit.

          Our amended and restated certificate of incorporation and our amended and restated by-laws will require us to indemnify and advance expenses to our directors and officers to the fullest extent not prohibited by the DGCL and other applicable law, except in the case of a proceeding instituted by the director without the approval of our Board of Directors. Our amended and restated certificate of incorporation and our amended and restated by-laws will provide that we are required to indemnify our directors and officers, to the fullest extent permitted by law, for all judgments, fines, settlements, legal fees and other expenses incurred in connection with pending or threatened legal proceedings because of the director's or officer's positions with us or another entity that the director or officer serves at our request, subject to various conditions, and to advance funds to our directors and officers to enable them to defend against such proceedings. To receive indemnification, the director or officer must have been successful in the legal proceeding or have acted in good faith and in what was reasonably believed to be a lawful manner in our best interest and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.

          Section 102(b)(7) of the DGCL permits a Delaware corporation to include a provision in its certificate of incorporation eliminating or limiting the personal liability of directors to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. This provision, however, may not eliminate or limit a director's liability (1) for breach of the director's duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL, or (4) for any transaction from which the director derived an improper personal benefit. Our amended and restated certificate of incorporation will contain such a provision.

Indemnification Agreements

          The Company and EVHC are parties to separate indemnification agreements with (i) CD&R and the CD&R Affiliates, referred to collectively as the CD&R Entities, and (ii) with each of Richard J. Schnall, Ronald A. Williams, William A. Sanger and Kenneth A. Giuriceo as the directors of the Company and EVHC.

          Under the indemnification agreement with the CD&R Entities, the Company and EVHC, subject to certain limitations, jointly and severally agreed to indemnify the CD&R Entities and certain of their affiliates against certain liabilities arising out of performance of the Consulting Agreement and certain other claims and liabilities. Under the indemnification agreements with their directors, the Company and EVHC, subject to certain limitations, jointly and severally agreed to indemnify their directors against certain liabilities arising out of service as a director of the Company and its subsidiaries.

          Our executive employment agreements include indemnification provisions. Under those agreements, we agree to indemnify each of these individuals against claims arising out of events or occurrences related to that individual's service as our agent or the agent of any of our subsidiaries to the fullest extent legally permitted.

          We are a party to an indemnification agreement with each of our directors. The indemnification agreements provide our directors with contractual rights to the indemnification and expense advancement rights provided under our amended and restated by-laws, as well as contractual rights to additional indemnification as provided in the indemnification agreement.

Directors' and Officers' Liability Insurance

          We have obtained directors' and officers' liability insurance which insures against certain liabilities that our directors and officers, may, in such capacities, incur.

ITEM 15.    RECENT SALES OF UNREGISTERED SECURITIES

          On May 25, 2011, we issued 128,899,560 shares of our common stock to the CD&R Affiliates in exchange for approximately $887.1 million in cash.

          On September 8, 2011, we issued 581,248 shares of our common stock to certain principals of Acute Management, LLC in lieu of approximately $4 million in cash in connection with the acquisition of Acute Management, LLC.

          On October 3, 2011, we issued 527,141 shares of our common stock to 49 of our officers and employees in exchange for approximately $3.6 million in cash.

          On November 3, 2011, we issued 517,135 shares of our common stock to three of our directors in exchange for approximately $3.6 million in cash.

          We issued 133,992 and 92,423 shares of our common stock to certain executive officers of Guardian Healthcare Holdings, Inc. in exchange for approximately $0.7 million and $0.5 million of cash in March 2013 and April 2013, respectively.

          Unless otherwise stated, the sales of the above securities were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(2) of the Securities Act (or Regulation D or Regulation S promulgated thereunder), or Rule 701 promulgated under Section 3(b) of the Securities Act as transactions by an issuer not involving any public offering or pursuant to benefit plans and contracts relating to compensation as provided under Rule 701. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed upon the stock certificates issued in these transactions. All recipients had adequate access, through their relationships with the registrant, to information about the registrant. The sales of these securities were made without any general solicitation or advertising.

          There were no underwriters employed in connection with any of the transactions set forth in this Item 15.

ITEM 16.    EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

          (a)     Exhibits.

          The Exhibits to this Registration Statement on Form S-1 are listed in the Index to Exhibits which follows the signature pages to this Registration Statement and is herein incorporated by reference.

          (b)     Financial Statement Schedule:

          Schedule I — Registrant's Condensed Financial Statements are included in the registration statement beginning on page F-49.

ITEM 17.    UNDERTAKINGS

          (a)     The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

          (b)     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          (c)     The undersigned registrant hereby undertakes that:

    (1)
    For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (2)
    For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

 SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, Envision Healthcare Holdings, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwood Village, State of Colorado, on February 4, 2014.

Envision Healthcare Holdings, Inc.
By:	/s/ RANDEL G. OWEN
Name: Randel G. Owen Title: Executive Vice President, Chief Operating Officer and Chief Financial Officer

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on February 4, 2014 by the following persons in the capacities indicated.

Signature	Title

* William A. Sanger	Director, President and Chief Executive Officer (Principal Executive Officer)
/s/ RANDEL G. OWEN Randel G. Owen	Director, Executive Vice President, Chief Operating Officer and Chief Financial Officer (Principal Financial Officer)
* Nicholas A. Poan	Chief Accounting Officer and Controller (Principal Accounting Officer)
* Richard J. Schnall	Director
* Kenneth A. Giuriceo	Director
* Ronald A. Williams	Director and Chairman
* Carol J. Burt	Director

Signature		Title

* Leonard M. Riggs, Jr., M.D.		Director
* Michael L. Smith		Director
* Mark V. Mactas		Director
*By:	/s/ RANDEL G. OWEN Randel G. Owen, as Attorney-in-Fact

EXHIBIT INDEX

Exhibit List

          (Note Regarding Reliance on Statements in Our Contracts: In reviewing the agreements included as exhibits to this Registration Statement on Form S-1, please remember that they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about the Company, its subsidiaries or affiliates, or the other parties to the agreements. The agreements contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and (i) should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (ii) have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement; (iii) may apply standards of materiality in a way that is different from what may be viewed as material to investors; and (iv) were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments. Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about Envision Healthcare Holdings, Inc., its subsidiaries and affiliates may be found elsewhere in this Registration Statement on Form S-1.)

Exhibit List

Exhibit Number		Exhibit Description
1.1	**	Form of Underwriting Agreement.
2.1
Agreement and Plan of Merger, among CDRT Acquisition Corporation, CDRT Merger Sub, Inc. and Emergency Medical Services Corporation, dated as of February 13, 2011 (Incorporated by reference to Exhibit 2.1 to Emergency Medical Services L.P.'s Form 8-K, dated February 17, 2011).
3.1		Second Amended and Restated Certificate of Incorporation of Envision Healthcare Holdings, Inc. (Incorporated by reference to Exhibit 3.1 to the Company's Form S-8, dated August 6, 2013).
3.2		Amended and Restated By-Laws of Envision Healthcare Holdings, Inc. (Incorporated by reference to Exhibit 3.2 to the Company's Form S-8, dated August 6, 2013).
4.1		Form of 8.125% Senior Note due 2019 (Included in Exhibit 4.2 hereto).
4.2
Indenture, dated May 25, 2011, by and between CDRT Merger Sub, Inc. and Wilmington Trust FSB (Incorporated by reference to Exhibit 4.1 to Emergency Medical Services Corporation's Form 8-K, dated June 1, 2011).
4.3
First Supplemental Indenture, dated May 25, 2011, by and between CDRT Merger Sub, Inc. and Wilmington Trust FSB (Incorporated by reference to Exhibit 4.2 to Emergency Medical Services Corporation's Form 8-K, dated June 1, 2011).
4.4
Second Supplemental Indenture, dated May 25, 2011, by and among Emergency Medical Services Corporation, the Subsidiary Guarantors named therein and Wilmington Trust FSB (Incorporated by reference to Exhibit 4.3 to Emergency Medical Services Corporation's Form 8-K, dated June 1, 2011).

Exhibit Number		Exhibit Description
4.5		Third Supplemental Indenture, dated November 7, 2012, by and among Emergency Medical Services Corporation, the Subsidiary Guarantors named therein and Wilmington Trust FSB (Incorporated by reference to Exhibit 4.1 to Emergency Medical Services Corporation's Form 10-Q for the quarter ended March 31, 2012).
4.6
Fourth Supplemental Indenture, dated April 11, 2012, by and among Emergency Medical Services Corporation, the Subsidiary Guarantors named therein and Wilmington Trust FSB (Incorporated by reference to Exhibit 4.2 to Emergency Medical Services Corporation's Form 10-Q for the quarter ended March 31, 2012).
4.7
Fifth Supplemental Indenture, dated December 30, 2013, by and among Envision Healthcare Corporation, the subsidiary guarantors party thereto and Wilmington Trust, National Association (as successor by merger to Wilmington Trust FSB), as Trustee, (Incorporated by reference to Exhibit 4.1 to Envision Healthcare Corporation's Form 8-K, dated January 6, 2014).
4.8		Form of Common Stock Certificate (Incorporated by reference to Exhibit 4.7 to the Company's Registration Statement on Form S-1/A (No. 333-189292, filed July 31, 2013)).
5.1	**	Opinion of Debevoise & Plimpton LLP.
10.1
Term Loan Credit Agreement, dated May 25, 2011, by and among CDRT Merger Sub, Inc., Deutsche Bank AG New York Branch, as administrative agent and collateral agent, and several lenders from time to time party thereto (Incorporated by reference to Exhibit 10.1 to Emergency Medical Services Corporation's Form 8-K, dated June 1, 2011).
10.1.1
First Amendment, dated February 7, 2013, to the Term Loan Credit Agreement, dated May 25, 2011, by and among Emergency Medical Services Corporation, Deutsche Bank AG New York Branch, as administrative agent and collateral agent, and several lenders from time to time party thereto (Incorporated by reference to Exhibit 10.1 to Emergency Medical Services Corporation's Form 8-K, dated February 7, 2013).
10.2
Term Loan Guarantee and Collateral Agreement, dated May 25, 2011, by and among CDRT Acquisition Corporation, Emergency Medical Services Corporation, certain Subsidiaries named therein and Deutsche Bank AG New York Branch, as collateral agent (Incorporated by reference to Exhibit 10.2 to Emergency Medical Services Corporation's Form 8-K, dated June 1, 2011).
10.3
ABL Credit Agreement, dated May 25, 2011, by and among CDRT Merger Sub, Inc., Deutsche Bank AG New York Branch, as administrative agent and collateral agent, and several lenders from time to time party thereto (Incorporated by reference to Exhibit 10.3 to Emergency Medical Services Corporation's Form 8-K, dated June 1, 2011).
10.3.1
First Amendment, dated as of February 27, 2013, to the ABL Credit Agreement, dated as of May 25, 2011, among Emergency Medical Services Corporation, Deutsche Bank AG New York Branch, as an issuing lender, swingline lender, administrative agent and collateral agent, and the several lenders from time to time party thereto (Incorporated by reference to Exhibit 10.1 to Emergency Medical Services Corporation's Form 8-K, dated February 27, 2013).

Exhibit Number		Exhibit Description
10.4		ABL Guarantee and Collateral Agreement, dated May 25, 2011, by and among CDRT Acquisition Corporation, Emergency Medical Services Corporation, certain Subsidiaries named therein and Deutsche Bank AG New York Branch, as collateral agent (Incorporated by reference to Exhibit 10.4 to Emergency Medical Services Corporation's Form 8-K, dated June 1, 2011).
10.5
Intercreditor Agreement, dated May 25, 2011, by and between Deutsche Bank AG New York Branch, as ABL agent, and Deutsche Bank AG New York Branch, as Term Loan agent (Incorporated by reference to Exhibit 10.5 to Emergency Medical Services Corporation's Form 8-K, dated June 1, 2011).
10.6
Termination Agreement, dated August 19, 2013, by and among the Company, Envision Healthcare Corporation and Clayton, Dubilier & Rice, LLC (Incorporated by reference to Exhibit 10.2 to the Company's Quarterly Report on Form 10-Q filed November 13, 2013).
10.7
Indemnification Agreement, dated May 25, 2011, by and among CDRT Holding Corporation, Emergency Medical Services Corporation, Clayton, Dubilier & Rice Fund VIII, L.P., CD&R EMS Co-Investor, L.P., CD&R Advisor Fund VIII Co-Investor, L.P., CD&R Friends and Family Fund VIII, L.P. and Clayton, Dubilier & Rice, LLC (Incorporated by reference to Exhibit 10.7 to Emergency Medical Services Corporation's Form 8-K, dated June 1, 2011).
10.8
Indemnification Agreement, dated May 25, 2011, by and among CDRT Holding Corporation, Emergency Medical Services Corporation and Richard J. Schnall (Incorporated by reference to Exhibit 10.8 to Emergency Medical Services Corporation's Form 8-K, dated June 1, 2011).
10.9
Indemnification Agreement, dated May 25, 2011, by and among CDRT Holding Corporation, Emergency Medical Services Corporation and Ronald A. Williams (Incorporated by reference to Exhibit 10.9 to Emergency Medical Services Corporation's Form 8-K, dated June 1, 2011).
10.10
Indemnification Agreement, dated May 25, 2011, by and among CDRT Holding Corporation, Emergency Medical Services Corporation and William A. Sanger (Incorporated by reference to Exhibit 10.10 to Emergency Medical Services Corporation's Form 8-K, dated June 1, 2011).
10.11
Indemnification Agreement, dated May 25, 2011, by and among CDRT Holding Corporation, Emergency Medical Services Corporation and Kenneth A. Giuriceo (Incorporated by reference to Exhibit 10.11 to Emergency Medical Services Corporation's Form 8-K, dated June 1, 2011).
10.12	†
Employment Agreement, dated December 6, 2004, between William A. Sanger and Emergency Medical Services Corporation (Incorporated by reference to Exhibit 10.1 to Emergency Medical Services Corporation's Registration Statement on Form S-1 filed August 2, 2005).
10.13	†
Amendment to Employment Agreement, dated January 1, 2009, between William A. Sanger and Emergency Medical Services Corporation (Incorporated by reference to Exhibit 10.1.1 to Emergency Medical Services Corporation's Annual Report on Form 10-K for the year ended December 31, 2008).

Exhibit Number		Exhibit Description
10.14	†	Amendment to Employment Agreement, dated March 12, 2009, between William A. Sanger and Emergency Medical Services Corporation (Incorporated by reference to Exhibit 10.1.2 to Emergency Medical Services Corporation's Quarterly Report on Form 10-Q for the quarter ended March 31, 2009).
10.15	†
Letter agreement, dated May 25, 2011, between William A. Sanger and CDRT Holding Corporation (Incorporated by reference to Exhibit 10.12 to Emergency Medical Services Corporation's Quarterly Report on Form 10-Q for the quarter ended June 30, 2011).
10.16	†
Employment Agreement, dated as of February 10, 2005, between Randel G. Owen and Emergency Medical Services L.P., and assignment to Emergency Medical Services Corporation (Incorporated by reference to Exhibit 10.3 to Emergency Medical Services Corporation's Registration Statement on Form S-1 filed August 2, 2005).
10.17	†
Amendment to Employment Agreement, dated January 1, 2009, between Randel G. Owen and Emergency Medical Services Corporation (Incorporated by reference to Exhibit 10.3.1 to Emergency Medical Services Corporation's Annual Report on Form 10-K for the year ended December 31, 2009).
10.18	†
Amendment to Employment Agreement, dated March 12, 2009, between Randel G. Owen and Emergency Medical Services Corporation (Incorporated by reference to Exhibit 10.3.1 to Emergency Medical Services Corporation's Quarterly Report on Form 10-Q for the quarter ended March 31, 2009).
10.19	†
Amendment to Employment Agreement, dated May 18, 2010, between Randel G. Owen and Emergency Medical Services Corporation (Incorporated by reference to Exhibit 10.3.3 to Emergency Medical Services Corporation's Quarterly Report on Form 10-Q for the quarter ended June 30, 2010).
10.20	†
Letter agreement, dated May 25, 2011, between Randel G. Owen and CDRT Holding Corporation (Incorporated by reference to Exhibit 10.13 to Emergency Medical Services Corporation's Quarterly Report on Form 10-Q for the quarter ended June 30, 2011).
10.21	†
Employment Agreement, dated as of February 10, 2005, between Todd Zimmerman and Emergency Medical Services L.P., and assignment to Emergency Medical Services Corporation (Incorporated by reference to Exhibit 10.4 to Emergency Medical Services Corporation's Registration Statement on Form S-1 filed August 2, 2005).
10.22	†
Amendment to Employment Agreement, dated January 1, 2009, between Todd Zimmerman and Emergency Medical Services Corporation (Incorporated by reference to Exhibit 10.4.1 to Emergency Medical Services Corporation's Annual Report on Form 10-K for the year ended December 31, 2009).
10.23	†
Amendment to Employment Agreement, dated March 16, 2009, between Todd Zimmerman and Emergency Medical Services Corporation (Incorporated by reference to Exhibit 10.4.1 to Emergency Medical Services Corporation's Quarterly Report on Form 10-Q for the quarter ended March 31, 2009).
10.24	†
Amendment to Employment Agreement, dated April 1, 2010, between Todd Zimmerman and Emergency Medical Services Corporation (Incorporated by reference to Exhibit 10.4.3 to Emergency Medical Services Corporation's Quarterly Report on Form 10-Q for the quarter ended March 31, 2010).

Exhibit Number		Exhibit Description
10.25	†	Separation agreement, dated January 13, 2013, between Mark A. Bruning and American Medical Response, Inc. (Incorporated by reference to Exhibit 10.29 to Emergency Medical Services Corporation's Annual Report on Form 10-K for the year ended December 31, 2012).
10.26	†
Employment Agreement, dated April 19, 2005, between Dighton Packard, M.D. and Emergency Medical Services Corporation (Incorporated by reference to Exhibit 10.5 to Emergency Medical Services Corporation's Registration Statement on Form S-1 filed August 2, 2005).
10.27	†	EMSC Deferred Compensation Plan (Incorporated by reference to Exhibit 4.1 to Emergency Medical Services Corporation's Registration Statement on Form S-8 filed June 24, 2010).
10.28	†	CDRT Holding Corporation Stock Incentive Plan (Incorporated by reference to Exhibit 10.16 to Services Corporation's Quarterly Report on Form 10-Q for the quarter ended June 30, 2011).
10.29	†	Form of Option Agreement (Rollover Options) (Incorporated by reference to Exhibit 10.17 to Emergency Medical Services Corporation's Quarterly Report on Form 10-Q for the quarter ended June 30, 2011).
10.30	†
Form of Option Agreement (Matching and Position Options) (Incorporated by reference to Exhibit 10.18 to Emergency Medical Services Corporation's Quarterly Report on Form 10-Q for the quarter ended June 30, 2011).
10.31	†	Form of Rollover Agreement (Incorporated by reference to Exhibit 10.19 to Emergency Medical Services Corporation's Quarterly Report on Form 10-Q for the quarter ended June 30, 2011).
10.32
Registration Rights Agreement of CDRT Holding Corporation, dated May 25, 2011, by and between CDRT Holding Corporation and Clayton, Dubilier & Rice Fund VIII, L.P., CD&R EMS Co-Investor, L.P., CD&R Advisor Fund VIII Co-Investor, L.P. and CD&R Friends and Family Fund VIII, L.P. (Incorporated by reference to Exhibit 10.32 to the Company's Registration Statement on Form S-1 (No. 333-189292), filed June 13, 2013).
10.33
Stockholders Agreement of Envision Healthcare Holdings, Inc. among Envision Healthcare Holdings, Inc. and the Stockholders party thereto (Incorporated by reference to Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q, filed November 13, 2013).
10.34		Form of Director Indemnification Agreement (Incorporated by reference to Exhibit 10.34 to the Company's Registration Statement on Form S-1/A (No. 333-189292), filed July 31, 2013).
10.35	†	Envision Healthcare Holdings, Inc. Omnibus Incentive Plan (Incorporated by reference to Exhibit 10.35 to the Company's Registration Statement on Form S-1/A (No. 333-189292), filed July 31, 2013).
10.36	†	Envision Healthcare Holdings, Inc. Senior Executive Bonus Plan (Incorporated by reference to Exhibit 10.36 to the Company's Registration Statement on Form S-1/A (No. 333-189292), filed July 31, 2013).

Exhibit Number		Exhibit Description
10.37	†	Amended and Restated CDRT Holding Corporation Stock Incentive Plan (Incorporated by reference to Exhibit 99.2 to the Company's Registration Statement on Form S-8 (No. 333-190696), filed August 16, 2013).
10.38	†
Amendment to the Amended and Restated CDRT Holding Corporation Stock Incentive Plan (Incorporated by reference to Exhibit 99.3 to the Company's Registration Statement on Form S-8 (No. 333-190696), filed August 16, 2013).
10.39	†	Form of Employee Stock Option Agreement (Incorporated by reference to Exhibit 99.5 to the Company's Registration Statement on Form S-8 (No. 333-190696), filed August 16, 2013).
10.40	†
Employment Agreement, dated August 24, 2005, between Steve W. Ratton, Jr. and Emergency Medical Services Corporation (Incorporated by reference to Exhibit 10.15 of Emergency Medical Services Corporation's Quarterly Report on Form 10-Q for the quarter ended June 30, 2011).
21.1	**	Subsidiaries of Envision Healthcare Holdings, Inc.
23.1	**	Consent of Ernst & Young LLP.
23.2	**	Consent of Debevoise & Plimpton LLP (included in Exhibit 5.1 hereto).
24.1	**	Powers of Attorney (contained on signature pages to the Registration Statement on Form S-1).
101.INS	*††	XBRL Instance Document
101.SCH	*††	XBRL Taxonomy Extension Schema Document
101.CAL	*††	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	*††	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	*††	XBRL Taxonomy Extension Labels Linkbase Document
101.PRE	*††	XBRL Taxonomy Extension Presentation Linkbase Document

*
Filed herewith.

**
Previously filed.

†
Identifies each management compensation plan or arrangement.

††
XBRL (eXtensible Business Reporting Language) information is furnished and not filed for purposes of Sections 11 and 12 of the Securities Act of 1933, as amended, and Section 18 of the Securities Exchange Act of 1934, as amended.

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EXPLANATORY NOTE
PART II INFORMATION NOT REQUIRED IN THE PROSPECTUS
  ITEM 13. Other Expenses of Issuance and Distribution.
  ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS
  ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES
  ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES
  ITEM 17. UNDERTAKINGS
SIGNATURES